Exhibit 10.5
First Amendment to Guaranty
This First Amendment to Guaranty is dated as of April 25, 2022 (this “Amendment”) by and among Seven Hills Realty Trust, a Maryland real estate investment trust, as Guarantor, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and Lender. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Guaranty referred to below.
    Preliminary Statements
    A.    The Guarantor, the Administrative Agent and Lender have previously entered into a Guaranty dated as of November 9, 2021 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the Guaranty”), pursuant to which the Guarantor guarantees certain Guaranteed Indebtedness under and as defined therein.
    B.    The Guarantor and the Administrative Agent have agreed to modify certain terms of the Guaranty on the terms and conditions set forth herein.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.    Amendment.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, clause (C) of Section 8 of the Guaranty is amended and restated in its entirety to read follows:
    (C)    Minimum Tangible Net Worth. Guarantor shall maintain Tangible Net Worth equal to or in excess of the sum of (i) seventy-five percent (75%) of the Tangible Net Worth of Guarantor as of September 30, 2021, as recorded in the 10-Q of Guarantor covering such period, (ii) seventy-five percent (75%) of the net cash proceeds of any equity issuance by Guarantor that occurs after the date hereof, and (iii) seventy-five percent (75%) of the amount accreted into income of the purchase price discount after the date hereof with respect to Tremont Mortgage Trust loans purchased by Guarantor.
Section 2.    Conditions Precedent.
The effectiveness of this Amendment is subject to the Administrative Agent’s determination that the following conditions precedent have been satisfied:
    2.1.    The Administrative Agent shall have received this Amendment duly executed by the Administrative Agent and the Guarantor

    2.2.    The Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.
Section 3.    Representations of Guarantor.
In order to induce the Administrative Agent and Lender to execute and deliver this Amendment, the Guarantor hereby represents and warrants that (a) no default has occurred and is continuing under the Guaranty and (b) that this Amendment constitutes a legal, valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally at law or by equitable principles relating to enforceability.
Section 4.    Miscellaneous.
Except as specifically amended herein, the Guaranty shall continue in full force and effect in accordance with its original terms. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall be governed by, construed, applied and enforced in accordance with the internal laws of the State of New York without regard to conflicts of law principles, and Guarantor and Administartive Agent agree that the proper venue for any matters in connection herewith shall be in the state or federal courts located in New York, New York, and Guarantor and Administartive Agent hereby submit themselves to the jurisdiction of such courts for the purpose of adjudicating any matters related to this Amendment.
[Signature Pages Follow]

This First Amendment to Guaranty is executed as of the date first written above.
BMO Harris Bank N.A., as Administrative Agent and Lender
By    /s/ Scott Morris
    Name: Scott Morris
    Title: Director
[Signature Page to First Amendment to Guaranty (Seven Hills)]

Seven Hills Realty Trust, as Guarantor
By:     /s/ G. Douglas Lanois
Name: G. Douglas Lanois
Title: Chief Financial Officer

[Signature Page to First Amendment to Guaranty (Seven Hills)]